                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                SUBSIDIARY                      JURISDICTION OF INCORPORATION
                ----------                      -----------------------------
Sanmina Cable Systems                       Texas
Comptronix Corporation                      N/A
Elexsys International                       Delaware
Neutronic Stamping & Plating                subsidiary of Elexsys International
Sanmina B.V.                                Netherlands
Sanmina Canada Holding Co.                  Canada
Sanmina Canada(1)                           Canada
Sanmina Ireland Ltd(2)                      Ireland
Sanmina United Kingdom                      United Kingdom
Altron Systems Corporation(3)               Massachusetts
Altron Securities Corporation(3)            Massachusetts

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(1) A subsidiary of Sanmina Canada Holding Company.

(2) A subsidiary of Sanmina B.V.

(3) A subsidiary of Altron Incorporated.